UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 25, 2008

TRANSOCEAN INC.

(Exact name of registrant as specified in its charter)

Cayman Islands	333-75899	66-0582307
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 Greenway Plaza Houston, Texas	77046
(Address of principal executive offices)	(Zip code)

70 Harbour Drive Grand Cayman, Cayman Islands	KY1-1003
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (713) 232-7500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On November 25, 2008, Transocean Inc. (“Transocean”) entered into a new credit agreement for a 364-day, $1.08 billion revolving credit facility (the “364-Day Revolving Credit Facility”) with a group of lenders including JPMorgan Chase Bank, N.A., as administrative agent, to replace its expiring $1.5 billion revolving credit agreement, and terminated the expiring agreement. Transocean also amended its existing $2.0 billion revolving credit facility, which will expire on November 27, 2012 (the “Five-Year Revolving Credit Facility”), and its $2.0 billion term loan facility (the “Term Loan”, and together with the 364-Day Revolving Credit Facility and the Five-Year Revolving Credit Facility, the “Credit Facilities”). The completion of the proposed merger transaction via schemes of arrangement under Cayman Islands law that will change the place of incorporation of the parent holding company of Transocean from the Cayman Islands to Switzerland (the “Transaction”) will not be deemed an event of default under the new 364-Day Revolving Credit Facility or the other Credit Facilities, as amended. Upon completion of the Transaction, Transocean will become a wholly-owned subsidiary of Transocean Ltd., a Swiss corporation, and Transocean Ltd. will guarantee Transocean’s obligations under the Credit Facilities.

Under the 364-Day Revolving Credit Facility, Transocean may borrow at either (1) the adjusted LIBOR plus a margin determined by reference to the mid-point credit default swap spread for its senior unsecured debt with a maturity of one year, subject to a ceiling varying from 1.75% to 3.75% per annum and a floor of 0.75% to 1.75% per annum, in each case depending on Transocean’s non-credit enhanced senior unsecured long-term debt rating (the “Debt Rating”) (such margin, the “364-Day Revolving Credit Facility Margin”), or (2) a base rate, determined as the greatest of (A) a prime rate, (B) the federal funds effective rate plus  1/2 of 1%, and (C) the adjusted LIBOR for a one-month interest period plus 1% per annum (the “Base Rate”), plus the 364-Day Revolving Credit Facility Margin, less 1% per annum.

The applicable interest rate margins under the Five-Year Revolving Credit Facility and the Term Loan will increase upon the consummation of the Transaction. Under the Five-Year Revolving Credit Facility, Transocean may borrow at either (1) the adjusted LIBOR plus a margin based on Transocean’s Debt Rating (based on its current Debt Rating, a margin of 0.26%, which will increase to 1.1% upon consummation of the Transaction if its Debt Rating does not change) (the “Five-Year Revolving Credit Facility Margin”) or (2) the Base Rate plus the Five-Year Revolving Credit Facility Margin, less 1% per annum. Additionally, a facility fee is incurred on the daily amount of the underlying commitment, whether used or unused, throughout the term of the Five-Year Revolving Credit Facility. The amount of such facility fee depends on Transocean’s Debt Rating and varies from 0.07% to 0.17% prior to the consummation of the Transaction and from 0.10% to 0.30% thereafter. As amended, the Five-Year Revolving Credit Facility eliminates all utilization fees charged under the original agreement. Under the Term Loan, Transocean may borrow at either (1) the adjusted LIBOR plus a margin based on Transocean’s Debt Rating (a margin of 0.45% based on its current Debt Rating, which will increase to 1.25% upon consummation of the Transaction if its Debt Rating does not change) (the “Term Loan Margin”), or (2) the Base Rate plus the Term Loan Margin, less 1% per annum.

The Credit Facilities include limitations on creating liens, incurring subsidiary debt, transactions with affiliates, sale/leaseback transactions, mergers (provided that there is no limitation on Transocean’s ability to complete the Transaction) and the sale of substantially all assets. The Credit Facilities also include covenants imposing a maximum leverage ratio, which may not exceed 3.0 to 1.0. Additionally, the Five-Year Revolving Credit Facility and the Term Loan each include a covenant imposing a maximum debt to capitalization ratio of 0.6 to 1.0. Borrowings under the Credit Facilities are subject to acceleration upon the occurrence of events of default. Transocean is also subject to various covenants under the indentures pursuant to which its public debt was issued, including restrictions on creating liens, engaging in sale/leaseback transactions and engaging in certain merger, consolidation or reorganization transactions. A default under Transocean’s public debt could trigger a default under the Credit Facilities and, if not waived by the lenders, could cause Transocean to lose access to the Credit Facilities.

Each of the Credit Facilities may be prepaid in whole or in part without premium or penalty.

The descriptions of the 364-Day Revolving Credit Facility and the amendments to the Five-Year Revolving Credit Facility and the Term Loan are summaries and do not purport to be complete and are qualified in their entirety by reference to the provisions of the 364-Day Revolving Credit Facility, the Agreement for First Amendment of Five-Year Revolving Credit Agreement and the Agreement for First Amendment of Term Credit Agreement, which are filed with this Current Report on Form 8-K as Exhibits 4.1, 4.2, and 4.3, respectively, and incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

The information included under Item 1.01 of this Current Report on Form 8-K is incorporated by reference under this Item 1.02.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included under Item 1.01 of this Current Report on Form 8-K is incorporated by reference under this Item 2.03.

Important Additional Information Regarding the Transaction Has Been Filed with the SEC

In connection with the proposed Transaction, the Company has filed with the SEC a definitive proxy statement dated October 31, 2008. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT THE TRANSACTION AND THE COMPANY. Investors and security holders may obtain a free copy of the definitive proxy statement and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. Security holders and other interested parties may also obtain, without charge, a copy of the definitive proxy statement and other relevant documents by directing a request by mail or telephone to Investor Relations, Transocean Inc., 4 Greenway Plaza, Houston, Texas 77046, telephone 713-232-7694.

The Company and its directors, executive officers and certain other members of management may be deemed to be participants in the solicitation of proxies from its shareholders with respect to the Transaction. Information about these persons is set forth in the Company’s definitive proxy statement filed with the SEC and dated October 31, 2008. Shareholders and investors may obtain additional information regarding the interests of such persons, which may be different than those of the Company’s shareholders generally, by reading the definitive proxy statement and other relevant documents regarding the Transaction that will be filed with the SEC.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

4.1	364-Day Revolving Credit Agreement dated as of November 25, 2008 among Transocean Inc., the lenders parties thereto, JPMorgan Chase Bank, N.A., as administrative agent for the lenders, Citibank, N.A. and Calyon New York Branch, as co-syndication agents for the lenders, and Wells Fargo Bank, N.A., as documentation agent for the lenders.

4.2	Agreement for First Amendment of Five-Year Revolving Credit Agreement dated as of November 25, 2008 among Transocean Inc., as borrower, the lenders parties thereto and JPMorgan Chase Bank, N.A., as administrative agent for the lenders.

4.3	Agreement for First Amendment of Term Credit Agreement dated as of November 25, 2008 among Transocean Inc., the lenders parties thereto and Citibank, N.A., as administrative agent for the lenders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRANSOCEAN INC.

Date: November 25, 2008	By:	/s/ Chipman Earle
Chipman Earle
Associate General Counsel and
Corporate Secretary

INDEX TO EXHIBITS

Exhibit Number	Description
4.1	364-Day Revolving Credit Agreement dated as of November 25, 2008 among Transocean Inc., the lenders parties thereto, JPMorgan Chase Bank, N.A., as administrative agent for the lenders, Citibank, N.A. and Calyon New York Branch, as co-syndication agents for the lenders, and Wells Fargo Bank, N.A., as documentation agent for the lenders.

4.2	Agreement for First Amendment of Five-Year Revolving Credit Agreement dated as of November 25, 2008 among Transocean Inc., as borrower, the lenders parties thereto and JPMorgan Chase Bank, N.A., as administrative agent for the lenders.

4.3	Agreement for First Amendment of Term Credit Agreement dated as of November 25, 2008 among Transocean Inc., the lenders parties thereto and Citibank, N.A., as administrative agent for the lenders.